Exhibit 23.3

CONSENT OF COLLIERS INTERNATIONAL VALUATION & ADVISORY SERVICES, LLC

We hereby consent to the inclusion of our appraisal reports dated August 5, 2015 as Exhibits 99.2 and 99.3 to the Registration Statement on Form S-4 of Landwin Realty Trust, Inc. (Registration No. 333-203925) and references to such appraisal reports in the Registration Statement and Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ Colliers International Valuation & Advisory Services, LLC
COLLIERS INTERNATIONAL VALUATION &
ADVISORY SERVICES, LLC

Irvine, California

August 31, 2015